UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

YUHE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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EXPLANATORY NOTE

This amendment No. 2 is being filed to correct an inadvertent error and make certain amendments in the table under the heading “Security Ownership of Directors and Officers and Certain Beneficial Owners” in the definitive proxy statement on Schedule 14A filed by Yuhe International, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on November 1, 2010, as amended by an Amendment No. 1 filed with the SEC on November 2, 2010 (collectively, “Proxy Statement”), for the Company’s 2010 annual meeting of shareholders.

The correct numbers for “Number of Shares Beneficially Owned” and “Percent of Shares Beneficially Owned” for “All Executive Officers and Directors as a group” are 7,222,290 and 36.6%, respectively. In addition, the Company is also amending the information for the other six directors and executive officers under “Number of Shares Beneficially Owned” and “Percent of Shares Beneficially Owned” in the table in order to better reflect the fact that they did not beneficially own any shares in the Company as of October 29, 2010. All other information in the Proxy Statement remains unchanged.

SECURITY OWNERSHIP OF DIRECTORS AND
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of October 29, 2010 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all executive officers and directors as a group. The address of each person is c/o Yuhe International, Inc., 301 Hailong Street Hanting District, Weifang, Shandong Province, the People’s Republic of China. Percentage ownership is based upon 19,709,563 shares outstanding as of October 29, 2010.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Greater than 5% Shareholders
Gao Zhentao [1]	7,222,290	36.6%

Directors and Executive Officers

Gao Zhentao [1]	7,222,290	36.6%

Han Chengxiang [1]	-	-%

Hu Gang [1]	-	-%

Peter Li [1]	-	-%

Liu Yaojun [1]	-	-%

Greg Huett [1]	-	-%

Jiang Yingjun [1]	-	-%

All Executive Officers and Directors as a group	7,222,290	36.6%

(1)	Address is c/o Weifang Yuhe Poultry Co. Ltd., 301 Hailong Street, Hanting District, Weifang, Shandong Province, the People’s Republic of China.

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